UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019 (July 24, 2019)

PROFICIENT ALPHA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38925	83-1505892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

40 Wall St., 29th floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (917) 289-0932

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Units	PAACU	The Nasdaq Stock Market LLC
Common Stock	PAAC	The Nasdaq Stock Market LLC
Warrants	PAACW	The Nasdaq Stock Market LLC
Rights	PAACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 24, 2019, Proficient Alpha Acquisition Corp, a Nevada corporation (the “Company”), and Shih-Chung Chou, the sponsor of the Company (the “Sponsor”), entered into an unsecured promissory note (the “Note”) for a principal amount of up to $800,000 to be used by the Company for working capital purposes.  Pursuant to the terms of the Note, the Sponsor will loan to the Company up to a total of $800,000, in the event that the Company’s cash held outside of its trust account is less than $150,000. The Note bears no interest and is repayable in full upon the earlier of the consummation of the Company’s initial business combination and the date of the winding up of the Company. The amount of cash outside of the trust account as of June 30, 2019 was $2,178,255.

The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Note. A copy of the Note is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01   Other Events

On July 18, 2019, the Company entered into a non-binding Letter of Intent with a potential target company for an initial business combination between the Company and such potential target company.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description
10.1	Promissory Note

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2019

PROFICIENT ALPHA ACQUISITION CORP.

By:	/s/ Kin Sze
Name: Kin Sze

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